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                                                                     Exhibit 4.3

                         FORM OF REVOLVING CREDIT NOTE

                                                              New York, New York
$_________________                                             November 29, 1999




                  FOR VALUE RECEIVED, each of the undersigned entities, on behalf of itself and jointly and severally with all of the undersigned (each of such undersigned entities, a "Maker" and, collectively, the "Makers"), hereby
promises to pay to the order of           (the "Lender"), at the offices of THE
CHASE MANHATTAN BANK (the "Agent"), at 600 Fifth Avenue, New York, New York on the Revolving Credit Termination Date as defined in the Restated Credit Agreement dated as of November __, 1999, among the Makers, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the
lesser of the principal sum of [    ] DOLLARS ($   ) or the aggregate unpaid
principal amount of all Revolving Credit Loans to the Makers from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and, in each case, and payable on such dates as determined pursuant to the terms of the Credit Agreement.

               The Makers promise to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

               The Makers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

               All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Makers to
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make payments of principal and interest in accordance with the terms of this
Revolving Credit Note and the Credit Agreement.

               The promises, undertakings and obligations of the Makers shall be joint and several, irrevocable and absolute. Such promises, undertakings, and obligations, so long as any of the Makers shall have failed to perform any of its obligations, herein shall be enforceable against any or all of the Makers.

               This Revolving Credit Note may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

               This Revolving Credit Note is one of the Notes referred to in the Credit Agreement (and is secured by the Collateral referred to therein), which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. Capitalized terms used but not otherwise defined herein shall have the meanings of such terms assigned in the Credit Agreement. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW DOCTRINE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                WATER PIK, INC.

                               By: /s/ S. L. Main
                                Name: S. L. Main
                                Title: Controller



                                  LAARS, INC.

                               By: /s/ S. L. Main
                                Name: S. L. Main
                                Title: Controller



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
                                     Schedule to Form of Revolving Credit Note

Lender                                       Principal Sum

Bank One, N.A.                               $12,500,000

Mellon Bank, N.A.                            $12,500,000

Union Bank of California, N.A.               $10,000,000

PNC Bank, National Association               $12,500,000




The registrant hereby agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule to any of the agreements contained or incorporated by reference herein.